CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Registration Statement on Amendment No. 2 to Form SB2 of our report dated June 23, 2006, relating to the financial statements of AcXess, Inc. as of March 31, 2006, and the period from Inception (January 12, 2005) to March 31, 2005, the year ended March 31, 2006, and the period from inception (January 12, 2005) to March 31, 2006. We also consent to the references to us under the heading “Experts” in such registration statement.

/s/ Stark Winter Schenkein & Co., LLP
Certified Public Accountants

July 18 2007
Denver, Colorado